Exhibit 16.1

Kost Forer Gabbay & Kasierer 2 Pal-Yam Blvd. Brosh Bldg. Haifa 3309502, Israel	Tel: +972-4-8654000 Fax: +972-3-5633433 ey.com

To:

Securities and Exchange Commission	March 17, 2021

100 F Street, NE

Washington, DC 20549-7561

Re: Seedo Corp.

Dear Madame or Sir

On October 12, 2020, our appointment as auditor for Seedo Corp., ceased. We have read Seedo Corp.’s statement included under Item 4.01 of its Form 8-K dated March 17, 2021 and agree with such statements, insofar as they apply to us.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

A member firm of Ernst & Young Global Limited